ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number **20070768183-22**
[signature]	Filing Date and Time **11/05/2007 1:14 PM**
Ross Miller Secretary of State State of Nevada	Entity Number **E0781602007-7**

Articles of Incorporation

(PURSUANT TO NRS 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: YEW BIO-PHARM GROUP, INC.

2. Resident Agent Name and Street Address: *(must be a Nevada address where process may be served)*

Name: AMCORP LLC

(MANDATORY) Physical Street Address: 723 SOUTH CASINO CENTER BLVD. City: LAS VEGAS Nevada Zip Code: 89101-6716

(OPTIONAL) Mailing Address: City: State: Zip Code:

3. Shares: *(number of shares corporation is authorized to issue)*

Number of shares with par value: 50,000,000 Par value per share: $ 0.001 Number of shares without par value:

4. Names & Addresses of the Board of Directors/Trustees: *(each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)*

1. Name: ZHI GUO WANG
Street Address: 723 SOUTH CASINO CENTER BLVD. City: LAS VEGAS State: NV Zip Code: 89101-6716

2. Name:
Street Address: City: State: Zip Code:

3. Name:
Street Address: City: State: Zip Code:

5. Purpose: *(optional - see instructions)*

The purpose of this Corporation shall be: ALL LEGAL ACTIVITIES

6. Name, Address and Signature of Incorporator: *(attach additional page if more than 1 incorporator)*

Name: AMCORP LLC Signature: X Denise Mar

Address: 723 SOUTH CASINO CENTER BLVD. City: LAS VEGAS State: NV Zip Code: 89101-6716

7. Certificate of Acceptance of Appointment of Resident Agent:

I hereby accept appointment as Resident Agent for the above named corporation.

X Denise Mar
Authorized Signature of R. A. or On Behalf of R. A. Company

Date: 11/2/07

This form must be accompanied by appropriate fees.